SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-12


                              CONCEPTS DIRECT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( ) $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    item 22(a)(2) of Schedule 14A.

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                              CONCEPTS DIRECT, INC.
                              2950 Colorful Avenue
                            Longmont, Colorado 80504
                               -------------------

                    Notice of Annual Meeting of Stockholders

                            To Be Held on May 8, 2002
                               -------------------

TO THE STOCKHOLDERS OF CONCEPTS DIRECT, INC.:

         The Annual Meeting of Stockholders of Concepts Direct, Inc. (the "Company") will be held at the Company offices at 2950 Colorful Avenue, Longmont, Colorado 80504, on May 8, 2002, at 10:00 A.M., local time, for the following purposes:

     1.   To elect five directors for the ensuing year;

     2. To ratify the appointment of Ernst & Young LLP as the independent public accountants for the Company for the fiscal year ending December 31, 2002; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The close of business on March 26, 2002 has been fixed as the record date for the Annual Meeting. All stockholders of record as of that date are entitled to notice of and to vote at the meeting and any adjournments thereof.

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2001, is being mailed with this Proxy Statement.

                                         By Order of the Board of Directors,

                                         Cody S. McGarraugh
                                         Secretary

April 8, 2002

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY. YOU MAY WITHDRAW THIS PROXY AT ANY TIME BEFORE YOUR SHARES ARE ACTUALLY VOTED AND MAY VOTE YOUR OWN SHARES IF YOU ATTEND THE MEETING IN PERSON.

                              CONCEPTS DIRECT, INC.
                              2950 Colorful Avenue
                            Longmont, Colorado 80504

                                 PROXY STATEMENT
                     TO BE MAILED ON OR ABOUT APRIL 8, 2002
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 2002

       The enclosed proxy is solicited by and on behalf of the Board of Directors of Concepts Direct, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held May 8, 2002, or any adjournments thereof. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may be made by mail or by telephone, telegraph, electronic means or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for these services. Costs of solicitation of proxies will be borne by the Company, which will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of stock held by them.

       The shares represented by all properly executed proxies received by the Secretary of the Company and not revoked will be voted for the election of the directors nominated and for the ratification of Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 2002, unless the stockholder directs otherwise in the proxy, in which event such shares will be voted in accordance with such directions. Any proxy may be revoked at any time before the shares to which it relates are voted either by giving written notice delivered to the Secretary of the Company (which may be in the form of a substitute proxy) or by attending the meeting and voting in person.

       The Board of Directors has fixed the close of business on March 26, 2002 as the record date for the Annual Meeting. In accordance with applicable law, all the stockholders of record on the record date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof. On the record date there were issued and outstanding 4,923,538 shares of the Company's common stock, $.10 par value (the "Common Stock"). All of such shares were of one class, with equal voting rights, and each holder thereof is entitled to one vote on all matters voted on at the Annual Meeting for each share registered in such holder's name. Presence in person or by proxy of holders of 2,461,770 shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions, votes withheld in the election of directors and broker non-votes are counted as present for purposes of determining a quorum. Assuming a quorum is present, the directors shall be elected by a plurality of votes cast by the holders of shares represented and entitled to vote at the Annual Meeting. With regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Votes withheld and broker non-votes will have no effect on the outcome of the election of directors. The affirmative vote by the holders of a majority of the shares of Common Stock voting at the Annual Meeting will be required to act on all other matters to come before the Annual Meeting including the ratification of the selection of Ernst & Young LLP as independent auditors for the current fiscal year. With respect to all proposals presented to stockholders other than the election of directors, abstentions are counted as votes against in tabulations of the votes cast on proposals, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The table below sets forth information regarding beneficial ownership as of March 26, 2002 of Common Stock by the Company's directors individually, the executive officers named in the Summary Compensation Table individually, the Company's directors and executive officers as a group, and persons known to the Company to be beneficial owners of more than 5% of the Common Stock.

Name and Address of                              Amount and Nature of                 Percent
Beneficial Owner                              Beneficial Ownership(1)                of Class
----------------                              -----------------------                --------
Phillip A. Wiland                                        1,401,100(2)                   28.30
2950 Colorful Avenue
Longmont, CO  80504

Virginia B. Bayless                                            48,334                       *
835 S. Garfield
Denver, CO  80209

Robert L. Burrus, Jr.                                          23,834                       *
One James Center
Richmond, VA  23219

Kenneth M. Gassman, Jr.                                        10,660                       *
15281 Westfork Drive
Glen Allen, VA 23059

Marshall S. Geller                                             35,500                       *
433 N. Camden Drive, Suite 500
Beverly Hills, CA 90210

Stephen R. Polk(3)                                         126,500(4)                    2.56
26955 Northwestern Highway
Southfield, MI  48034

J. Michael Wolfe(5)                                           225,000                    4.53
6531 Colmbine Court
Niwot, CO 80503



                                     Page 2

All Directors and Executive Officers                     1,886,268(6)                   36.95
 as a Group (8 Persons)

5% Owners (not listed above)
----------------------------

Laifer Capital Management, Inc.                          1,150,037(7)                   23.36
Mr. Lance Laifer
Hilltop Partners, L.P.
450 Seventh Avenue, Suite 1604
New York, NY  10036

Safeco Asset Management Company                            974,700(8)                   19.80
601 Union Street, Suite 2500
Seattle, WA  98101

----------------

       * Does not exceed 1% of the outstanding shares of the Company

         (1) Except as described in footnotes (2) and (4) below, each individual has sole voting power and sole investment power with respect to the Common Stock set forth opposite his name. Includes, as to Ms. Bayless, 15,834 shares, as to Mr. Polk, 13,834 shares, as to Mr. Burrus, 13,834 shares, as to Mr. Gassman, 10,500 shares, as to Mr. Geller, 10,500 shares, as to Mr. Wiland, 28,000 shares and as to Mr. Wolfe, 48,000 shares of Common Stock, which could be acquired through exercise of stock options within 60 days.

         (2) Includes 1,359,200 shares owned in joint tenancy by Mr. Wiland and his wife, who share voting and investment power as to the shares, and 13,900 shares held by Mr. Wiland as custodian for his minor children under the Uniform Gifts to Minors Act and for which Mr. Wiland has sole voting and investment power.

         (3) Mr. Polk, a director of the Company, will not stand for re-election to the Board of Directors due to increased professional obligations.

         (4) Mr. Polk is Chairman of the Board and Chief Executive Officer of R.L. Polk & Co., and may by virtue of these positions be deemed to share voting and investment power over 100,000 shares owned by R.L. Polk & Co. Mr. Polk disclaims beneficial ownership and any such shared control of shares owned by R.L. Polk & Co.

         (5) Mr. Wolfe has resigned from the Company with his last duties being on March 31, 2002.

         (6) Includes 140,502 shares of Common Stock which could be acquired through exercise of stock options within 60 days. Beneficial ownership of 100,000 shares is disclaimed.

         (7) Ownership information is based on the Schedule 13D filed on November 14, 2001. According to this Schedule 13D, Laifer Capital Management, Inc. ("Laifer Capital") holds 514,937 shares with sole voting and dispositive power (469,437 of these shares are beneficially owned by Laifer Capital in its capacity as General Partner of and Investment Adviser to Hilltop Partners, L.P. ("Hilltop")) and 635,100 shares with shared dispositive power, Hilltop holds 469,437 shares with sole voting and dispositive power (as stated, Hilltop's power to vote and dispose of its shares rests with Laifer Capital in its capacity as Hilltop's General Partner) and Lance Laifer holds 514,937 shares with sole voting and dispositive power and 635,100 shares with shared dispositive power as President, sole director and principal stockholder of Laifer Capital.

       (8) Ownership information is based on the Schedule 13G filed on January 18, 2002. According to the Schedule 13G, Safeco Asset Management Company is an investment advisor and the reported shares are owned beneficially by registered investment companies for which Safeco Asset Management serves as investment advisor, as follows: Safeco Common Stock Trust, 479,500 shares and Safeco Resources Series Trust, 495,200 shares. Safeco Asset Management Company shares voting and dispositive power on 974,700 shares. Safeco Corporation is the parent holding company of Safeco Asset Management Company and therefore shares voting and dispositive power on 974,700 shares.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

       Action will be taken at the Annual Meeting to elect a Board of Directors of five members. Unless otherwise instructed on the proxy, the shares represented by proxies will be voted for the election as directors of all of the nominees named below. Each of the nominees has consented to being named as a nominee and has agreed that, if elected, he or she will serve on the Board of Directors for a term which will run until the next annual meeting of stockholders and until his or her successor has been elected. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

       The following table sets forth certain information as to the nominees.(1)

Name, Age, Principal Occupation                                        Director
     and other information                                               Since
-------------------------------                                        --------

PHILLIP A. WILAND (55)                                                     1992
  Chairman of the Company since 1992.
  Chief Executive Officer of the Company
  from 2001 to present and 1992 until 2000.
  President of the Company beginning in 2002.
  President and Chief Executive Officer
  of Wiland Services, Inc. from 1971 to 1992.

VIRGINIA B. BAYLESS (46)                                                   1998
  President of Bayless & Associates, Inc., a strategic financial planning services company, since 1993.

ROBERT L. BURRUS, JR. (67)                                                 1992
  Chairman, Law Firm of McGuireWoods LLP,
  Richmond, Virginia, since 1990.
  Director, CSX Corporation, S&K Famous
  Brands, Inc. and Smithfield Foods, Inc.

KENNETH M. GASSMAN, JR. (56)                                               2001
  Private Investor and retail consultant.
  Retailing Securities Analyst,
  Davenport & Co. LLC from 1991 to 2001.
  Director, Reeds Jewelers, Inc.

Name, Age, Principal Occupation                                        Director
     and other information                                               Since
-------------------------------                                        --------

MARSHALL S. GELLER (63)                                                    2001
  Chairman, Chief Executive Officer, and
  Founding Partner of Geller & Friend
  Capital Partners, Inc., a merchant banking firm, since 1995. Co-Founder and Senior Manager of St. Cloud Capital Partners, LP, a small business investment company.
  Director, Ballantyne of Omaha, Inc.,
  GP Strategies Corporation, Hexcel
  Corporation and ValueVision Media, Inc.

----------------------------------------

(1) Stephen R. Polk, a Director of the Company, will not stand for re-election to the Board of Directors due to increased professional obligations. Mr. Polk is the Chairman of the Board and Chief Executive Officer of R.L. Polk & Co., a direct marketing company, since 1994.

                      MEETINGS AND COMMITTEES OF THE BOARD

       The Board of Directors held five meetings during 2001. Each incumbent director attended 75% or more of the aggregate of (1) such meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which he or she served.

Committees of the Board

       The standing committees of the Board of Directors include an Audit Committee and a Compensation and Nominations Committee.

       Ms. Bayless and Messrs. Gassman, Geller and Polk are the present members of the Audit Committee. In 2001, the Audit Committee met four times. The Audit Committee's primary functions are to monitor and to review on behalf of the Board of Directors the Company's financial reports and financial reporting structure; internal control structure regarding finance, accounting and financial reporting; and compliance with law. In carrying out its responsibilities, the Audit Committee annually reviews the independence and performance of the Company's outside auditors and recommends to the Board of Directors the firm to be employed to conduct the annual financial audit. The Audit Committee reports to the full Board of Directors on matters within the Audit Committee's responsibilities. The Board of Directors, in its business judgment, has determined all members of the Audit Committee to be "independent", as defined in the applicable listing standards of Nasdaq.

       Messrs. Burrus, Polk, Gassman and Geller and Ms. Bayless are the present members of the Compensation and Nominations Committee. In 2001, the Compensation and Nominations Committee met three times. The principal functions of the Compensation and Nominations Committee are to review and set the direct and indirect compensation of the directors and officers of the Company, to administer the Company's incentive compensation and stock option plans and to nominate candidates to the Board of Directors. The Committee also considers nominations for director made by stockholders of the Company. The Committee reviews the salaries and bonuses for all officers and certain other executives, recommends special benefits and perquisites for management, consults with management regarding employee benefits and general personnel policies, and recommends persons to be considered for election to the Board of Directors, membership on committees of the Board of Directors, and positions as executive officers of the Company. Recommendations by stockholders of persons to serve on the Board of Directors should be submitted to the Compensation and Nominations Committee in care of the Secretary of the Company. The stockholder recommending a person to serve on the Board of Directors should submit the following information by February 7, 2003, or as such earlier date as specified in the Company's Bylaws, in writing to the Office of Secretary, Concepts Direct, Inc., 2950 Colorful Avenue, Longmont, Colorado 80504: (i) the name and address of the stockholder who is recommending the proposed nominee; (ii) the name, address, and principal occupation of each proposed nominee; (iii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; and (iv) the written consent of each proposed nominee to serve as a director of the Company if so elected.

Compensation of Directors

       Beginning in 2001, the Company pays to each director who is not a Company employee an annual retainer of $10,000. In 2001, those directors were given the option to receive the annual retainer in cash, options for Company 8,500 shares of Company stock with an exercise price of the market price on the date of grant or a combination of $5,000 and options for 4,250 shares under the same terms detailed above. Each of the directors who are not Company employees chose to receive stock options. In 2000, the Company paid to each director who is not a Company employee and annual retainer of $4,000 and $500 for each meeting of the Board of Directors or any committee meeting of the Board of Directors attended. All directors are reimbursed for travel expenses incurred as a result of service on the Board of Directors.

       Directors who are not employees of the Company may also receive awards under the 2001 Incentive Compensation Plan (the "2001 Plan") which was approved at the May 10, 2001 Annual Stockholders Meeting. They previously received awards under the 1992 Non-Employee Directors Stock Option Plan (the "1992 Plan") which expired on May 1, 1998 and the 1998 Non-Employee Directors Stock Option Plan (the "1998 Plan"). Stock option grants under the 1992 Plan were automatic. Each eligible director of the Company on the effective date of the 1992 Plan, December 18, 1992, automatically received an option to purchase 6,000 shares of Common Stock. Each eligible director newly elected by the Company's stockholders on and after the effective date of the 1992 Plan automatically received options for 6,000 shares on the date the director was elected by the stockholders. In addition, on the second anniversary of the date on which an eligible director received his or her initial grant of an option, and biannually thereafter, each then eligible director automatically received an option to acquire an additional 4,000 shares of Common Stock. Option grants under the 1992 Plan are exercisable in annual increments of 33.3% commencing one year following the date of grant. Under the 1998 Plan, the Board made grants of options to directors at the times and in the amounts that it deems appropriate. On March 6, 2001, Messrs. Gassman and Geller were granted options for 6,000 shares and Ms. Bayless and Messrs. Burrus and Polk were granted 4,000 shares under the 1998 Plan. The Company will not make any further awards of options under the 1992 Plan or the 1998 Plan. The maximum number of shares of Common Stock reserved for the 2001 Plan is 111,000.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors (the "Audit Committee") is composed of four directors and operates under a written charter, adopted by the Board of Directors, in accordance with applicable rules of the Securities and Exchange Commission and Nasdaq.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's primary responsibility is to monitor and oversee these processes. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent auditors.

         In this context, the Audit Committee has reviewed and discussed the Company's financial statements with both management and the independent auditors. The Audit Committee also discussed with the independent auditors matters required of auditors to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence.

         Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee also recommended that Ernst & Young LLP be retained as the Company's independent auditors for the fiscal year ending December 31, 2002.

         The members of the Audit Committee are not experts in accounting or auditing and rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that the Company's financial statements have been prepared in accordance with generally accepted accounting principles or that the audit of the Company's financial statements by Ernst & Young LLP has been carried out in accordance with generally accepted auditing standards.

                                              Audit Committee

                                              Virginia B. Bayless, Chairman
                                              Kenneth M. Gassman, Jr.
                                              Marshall S. Geller
                                              Stephen R. Polk

                             EXECUTIVE COMPENSATION

Summary Compensation Table

       The following table sets forth, for the years ended December 31, 1999, December 31, 2000 and December 31, 2001, certain compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and to the Company's other executive officers whose annual compensation exceeded $100,000 for the year ended December 31, 2001.

                                                                                        Long Term
                                                                                         Compen-
                  Annual Compensation                                                    sation
                                                                                         Awards
---------------------------------------------------------------------------------    ----------------

                                                                                       Securities
                                                                          Other        Underlying         All Other
                                                                          Annual         Options           Compen-
      Name and Principal                       Salary        Bonus       Compen-          /SARs            sation
           Position                 Year         ($)          ($)         sation           (#)             ($)(1)
-------------------------------------------------------------------------------------------------------------------
Phillip A. Wiland,                  2001       150,000       2,281         (2)              0               1,763
Chairman, Chief                     2000       231,081        -0-                           0               2,279
Executive Officer and               1999       259,161        -0-                           0               4,004
President(3)
                                    2001       250,000      10,125         (2)              0               3,994
J. Michael Wolfe,                   2000       224,806      10,177                       10,000             4,137
Formerly Chief Executive            1999       212,113        -0-                           0               4,795
Officer, President, Interim
Chief Financial Officer,
Secretary and Treasurer(4)


       (1) These amounts were paid by the Company as matching contributions under the Company's Retirement Savings Plan.

       (2) None of the named executive officers received perquisites in excess of the lesser of $50,000 or 10% of combined salary and bonus for fiscal 1999, 2000 or 2001.

       (3) Mr. Wiland has served as Chairman of the Company since 1992. He has served as Chief Executive Officer from 1992 until February 24, 2000 and since July 31, 2001. He began serving as President in 2002.

       (4) Mr. Wolfe served as the Company's Chief Executive Officer from February 24, 2000 until July 31, 2001. He served as President throughout fiscal 2001. During fiscal 2001, he served as Interim Chief Financial Officer, Secretary and Treasurer from July 31, 2001. Mr. Wolfe has since resigned from the Company with his last duties being on March 31, 2002.

       Options/SAR Exercises and Year-End Value Table

       The following table sets forth information concerning each exercise of stock options and SARs during the fiscal year ended December 31, 2001 for each of the executive officers named in the Summary Compensation Table and the fiscal year-end value of unexercised options and SARs.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
--------------------------------------------------------------------------------------------------------------------------

                                                         Number of Securities                Value of
                                                         Underlying Unexercised           Unexercised In-the-Money
                                                         Options/SARs at                  Options/SARs at
                                                           12/31/01(#)                    12/31/01(2) ($)
                                                         -----------------------------------------------------------------

                                 Shares         Value
                               Acquired on    Realized1
          Name                 Exercise(#)       ($)       Exercisable     Unexercisable    Exercisable    Unexercisable
--------------------------------------------------------------------------------------------------------------------------
Phillip A. Wiland                   0             0          28,000           22,000          12,275          175,000

J. Michael Wolfe                    0             0          48,000           32,000          36,500          176,500

       (1) The value realized calculation is based on the fair market value of the underlying stock on the date of exercise, minus the exercise price.

       (2) The value calculation is based on the fair market value of the underlying stock at year-end, minus the exercise price.

                            SECTION 16(a) COMPLIANCE

       Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange
Commission. Officers, directors and greater than 10 percent stockholders are required by regulation to furnish the Company with copies of all Forms 3, 4 and 5 which they file.

       Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, the Company believes that all of its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2001.

              REPORT OF THE COMPENSATION AND NOMINATIONS COMMITTEE

       General.  During the fiscal year ended December 31, 2001 ("fiscal 2001"),
       -------
the Compensation and Nominations Committee of the Board of Directors (the "Committee") was comprised of five non-employee directors, Ms. Virginia B. Bayless and Messrs. Robert L. Burrus, Jr., Kenneth M Gassman, Jr., Marshall S. Geller and Stephen R. Polk. The Committee is responsible for setting compensation levels for the Company's executive officers and for overseeing the administration of the Concepts Direct, Inc. 2001 Management Incentive Compensation Plan (the "Management Compensation Plan") and the Concepts Direct, Inc. 2001 Incentive Compensation Plan (the "Stock Option Plan").

       The Committee reports its decisions to the Board of Directors. It has been the practice of the Committee to meet with the Company's Chief Executive Officer ("CEO") in reviewing the compensation of senior officers.

       The compensation of the Company's senior executives is generally made up of three components. These components are base salary, performance bonuses under the Management Compensation Plan, and stock options granted under the Stock Option Plan. The Stock Option Plan is administered by the Committee. At the Committee's discretion, an executive's compensation may also include an award of stock appreciation rights under the Stock Option Plan. No stock appreciation rights were awarded by the Committee during 2001.

       An executive officer's base salary is a function of the executive officer's responsibilities. The Committee believes that the compensation of executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis.

       Prior to the beginning of 2001, the Committee established the formula to be used to determine performance bonuses for fiscal 2001. The Committee established quarterly bonus pools, with payments from each bonus pool being divided among eligible executives in proportion to their base salaries. Quarterly bonuses are paid under the Management Compensation Plan based on the performance of the Company using a variety of measures including earnings per share and the attainment of certain management goals. The Committee's decisions were incorporated into the Management Compensation Plan which was ratified by the Board after approval by the Committee. Each calendar quarter, executive officers were eligible to receive performance bonuses under the Management Compensation Plan. The Committee believes that an executive officer should have an opportunity to receive a performance bonus based on his or her performance during the applicable quarter. Under the Management Compensation Plan, bonuses were paid to David H. Haddon, former Chief Financial Officer of the Company, based on performance in the second quarter.

       The long-term performance based compensation of executive officers takes the form of stock option awards under the Stock Option Plan. The Committee believes that compensation in the form of equity in the Company ensures that the executive officers will have a continuing stake in the long-term success of the Company and helps further the alignment of their interests with those of the stockholders. All options granted under the Stock Option Plan have an exercise price equal to the market price of the Company's Common Stock on the date of the grant. Thus, the stock options granted to an executive officer will have value only if the Company's stock price increases.

       In granting options under the Stock Option Plan, the Committee takes into account each executive officer's responsibilities, relative position in the Company and past grants. The Committee does not follow an established formula in awarding stock options. Factors considered in making option awards to the Company's officers include past grants, the importance of retaining the officer, and the potential of the officer to contribute to the future success of the Company. During fiscal 2001, no options were granted to executive officers.

       The compensation currently paid by the Company is not subject to Internal Revenue Code Section 162(m) which limits the income tax deductibility of certain forms of compensation paid to its named executive officers in excess of $1 million per year. Section 162(m) allows full deductibility of certain types of performance-based compensation. If these limitations should become applicable to the Company in the future, the Committee will consider modifications to the Company's compensation practices, to the extent practicable, to provide the maximum deductibility for compensation payments.

       Chief  Executive  Officer's  2001  Compensation.  During  fiscal 2001, J.
       -----------------------------------------------
Michael Wolfe served as Chief Executive Officer of the Company until July 31, 2001. Effective July 31, 2001, Phillip A. Wiland, Chairman of the Company, assumed the additional responsibilities of Chief Executive Officer. Mr. Wolfe continued to serve as President and Director of the Company for the remainder of fiscal 2001 and also served after July 31, 2001 as Interim Chief Financial Officer, Secretary and Treasurer. The base salary component of Mr. Wiland's compensation for fiscal 2001 was $150,000, while the base salary component of Mr. Wolfe's compensation for fiscal 2001 was $250,000. The Committee reviewed CEO performance for fiscal 2000 in relation to the Company's goals in formulating the salary for Mr. Wolfe. Mr. Wolfe's salary was increased by $25,000 from fiscal 2000 to reflect Mr. Wolfe's increased duties. In setting Mr. Wolfe's compensation for fiscal 2001, the Committee also assumed that Mr. Wolfe would serve as CEO and President throughout the year. In setting Mr. Wiland's compensation for fiscal 2001, the Committee considered his reduced responsibilities as Chairman compared to his duties in fiscal 2000. Mr. Wiland's and Mr. Wolfe's salaries for fiscal 2001 were approved by the Committee and ratified by the Board of Directors without Mr. Wiland's or Mr. Wolfe's participation. Mr. Wiland's salary was not adjusted when he assumed the duties of Chief Executive Officer during fiscal 2001. Mr. Wiland and Mr. Wolfe do not have employment agreements with the Company.

       It is the Committee's view that Mr. Wiland's and Mr. Wolfe's base salary and bonus opportunity are reasonable based on the Company's performance. Mr. Wiland's 2001 bonus opportunities were based on the performance of the Company using a variety of measures including net income, earnings per share, and the attainment of certain management goals. Under the Management Compensation Plan, bonuses were paid to Mr. Wiland in 2001 for fiscal 2001 performance. Mr. Wolfe's

2001 bonus opportunities were based on the performance of the Company using a variety of measures including earnings per share and the attainment of certain management goals. Under the Management Compensation Plan, bonuses were paid to Mr. Wolfe. Because these bonuses were directly tied to Company performance for the applicable quarter, the Committee believes that the bonuses were appropriate in amount. During fiscal 2001, no options on Company Common Stock were granted to Mr. Wiland or Mr. Wolfe.

                                 Compensation and Nominations
                                 Committee

                                 Stephen R. Polk, Chairman
                                 Virginia B. Bayless
                                 Robert L. Burrus, Jr.
                                 Kenneth M Gassman, Jr.
                                 Marshall S. Geller


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       Mr. Burrus, a member of the Compensation and Nominations Committee, is Chairman and partner of the law firm of McGuireWoods LLP, which was retained as general counsel by the Company during the fiscal year ended December 31, 2001, and has been so retained during the current fiscal year.

                                PERFORMANCE GRAPH

       The following graph represents the cumulative total return on the Company's Common Stock, with the cumulative total return of the companies included in the Standard & Poor's Specialty Retail-500 Index and the Standard & Poor's SmallCap 600 Index for the last five fiscal years. Cumulative total stockholder return is defined as share price appreciation assuming reinvestment of dividends. The dollar amounts shown on the following graph assume that $100 was invested on December 31, 1996 in Company Common Stock, stocks constituting the Standard & Poor's Specialty Retail-500 Index and stocks constituting the Standard & Poor's SmallCap 600 Index with all dividends being reinvested.

        Comparison of Five-Year Total Return Among Concepts Direct, Inc.,
            S&P Specialty Retail-500 Index and S&P SmallCap 600 Index


                              [Performance Graph]

                   Value of $100 invested on December 31, 1996
                   -------------------------------------------

Fiscal Year                       12/31/96       12/31/97       12/31/98      12/31/99      12/31/00     12/31/01
-----------                       --------       --------       --------      --------      --------     --------
Concepts Direct, Inc.               $100           $205           $82           $106           $28           $16

S&P Specialty Retail-500             100            100            78             56            47            75

S&P SmallCap 600 Index               100            126           124            139           156           166

                               OTHER TRANSACTIONS

         On March 28, 2002, the Company closed on a $2 million financing (the "Financing") with Phillip A. Wiland and Linda S. Wiland (the "Wilands"). Phillip
A. Wiland is the Chairman, Chief Executive Officer and President of the Company as well as being a significant stockholder of the Company. Linda S. Wiland is Mr. Wiland's spouse. The Financing entailed a 10% Senior Secured Promissory Note (the "Note") in an aggregate principal amount of $2,000,000 and a Common Stock Purchase Warrant, representing the right to acquire 275,000 shares of the Company's common stock. The note is secured by assets of the Colorful Images brand pursuant to a security agreement (the "Security Agreement"). The Company entered into the Financing to fund the Company's plans to grow sales and is attempting to find additional financing at substantially similar rates and terms.

         The Company's loan commitments under the Financing are as follows (assuming the Company does not prepay the loan which it is allowed to do after the first year without penalty): (1) total minimum loan payments -- approximately $2,550,000; (2) total payments in 2002 -- approximately $382,000;
(3) total payments in 2003-2004 -- approximately $1,020,000; (4) total payments in 2005-2006 -- approximately $1,020,000; and (5) total payments after 2006 -- approximately $128,000. The terms of the Note provide that Events of Default include: (i) failure to make a payment for a period of thirty (30) days from when such payment is due; (ii) a judgment creditor obtaining possession of any collateral securing the Note; (iii) failure to cure within ten (10) days any impairment on the noteholders' lien on such collateral; and (iv) the filing of voluntary or involuntary bankruptcy against the Company that is not dismissed within thirty (30) days. Upon an Event of Default, all principal and interest shall immediately become due and payable. The Note provides that if the Company obtains additional financing on or before April 30, 2002, the Wilands would receive substantially similar terms and conditions of the prospective investor(s) and would agree to amend the Security Agreement in order for the prospective investor(s) to collateralize pro rata in the secured assets.

         On March 1, 2002, the Company entered into a term sheet with St. Cloud Capital Partners, LP ("St. Cloud") to negotiate the terms of a $2,000,000 10% senior secured notes with detachable warrants to purchase 275,000 shares of common stock to further fund its plan to grow sales (the "Proposed Financing"). Marshall S. Geller, director of the Company, is the co-founder and senior manager of St. Cloud and he has an interest in St. Cloud. The term sheet expired on March 31, 2002 without a definitive agreement. However, both parties, as of April 3, 2002, are continuing to negotiate the terms of this proposed deal and the Company is hopeful that a definitive agreement will be reached substantially similar to that reached with the Wilands. Until a definitive agreement is fully negotiated and executed, there can be no assurances that the two parties will reach a definitive agreement as well as no assurances that the terms detailed above will not change.

         At the request of the Company's Board of Directors, the Company sought financing from numerous sources including credit facilities from banks and mezzanine funding. However, the Company was not successful in finding financing on terms equal or better to the terms given to the Wilands in the Financing or on terms equal or better to the terms the Company is presently negotiating on the Proposed Financing. Therefore, the Company's Board of Directors set up a special committee of Board members consisting of Virginia B. Bayless and Kenneth
M. Gassman, Jr. to review the terms of the Financing and the Proposed Financing.

The Financing was approved by the Board's special committee. In addition, the Board and the special committee have instructed Company management to continue negotiating the terms of the Proposed Financing.

                                 PROPOSAL NO. 2

                        SELECTION OF PRINCIPAL ACCOUNTANT

       Ernst & Young LLP served during the Company's year ended December 31, 2001, as its independent certified public accountants and has been selected by the Board of Directors with the recommendation of the Audit Committee to serve as the Company's independent certified public accountants for the current fiscal year, subject to ratification by the stockholders of the Company. The Board of Directors expects that representatives of Ernst & Young LLP will be present at the Annual Meeting of Stockholders, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

       Audit Fees. The Company paid Ernst & Young LLP $90,000 during 2001 in aggregate fees for the 2001 annual audit and for review of the Company's financial statements included in its Form 10-Qs for the 2001 fiscal year.

       Financial Information Systems Design and Implementation Fees. The Company did not pay Ernst & Young LLP any fees for certain types of information technology services for the 2001 fiscal year.

       All Other Fees.  The Company paid Ernst & Young LLP $12,000 for all other
services  for  the  2001  fiscal  year,   including  tax   preparation  and  tax
consultation services.

       The  Audit  Committee   considered  whether,  and  determined  that,  the
auditors' provision of information technology services and other non-audit services was compatible with maintaining the auditor's independence.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

                                  OTHER MATTERS

       The Board of Directors knows of no other matters to be brought before the meeting. If any other matters are properly presented, however, or if any question arises as to whether any matter has been properly presented and is a proper subject for stockholder action, the persons named as proxies in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their discretion.

                              STOCKHOLDER PROPOSALS

       The stockholders may present proposals for consideration at the 2003 Annual Meeting of Stockholders to the Company for inclusion in its proxy materials for such meeting. Any such proposal should be submitted in writing in accordance with Securities and Exchange Commission rules to Concepts Direct, Inc., 2950 Colorful Avenue, Longmont, Colorado 80504, Attention: Corporate Secretary. Stockholder proposals must be received by December 9, 2002 to be included in the proxy materials for the 2003 Annual Meeting.

       For proposals stockholders properly bring before the 2003 Annual Meeting of Stockholders, the Company will have unrestricted use of discretionary voting authority if it does not receive prior written notice of an intent to submit any such proposal at the meeting. For the Company's 2003 Annual Meeting of Stockholders, this notice must be received by February 22, 2003.

                               FURTHER INFORMATION

       The Company will provide without charge to each person from whom a proxy is solicited by the Board of Directors, upon the written request of any such person, a copy of the Company's annual report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 for the Company's fiscal year ended December 31, 2001. Such written request should be sent to Concepts Direct, Inc., 2950 Colorful Avenue, Longmont, Colorado 80504, Attention: Corporate Secretary.

                                   By Order of the Board of Directors


                                   CODY S. MCGARRAUGH



April 8, 2002

                              CONCEPTS DIRECT, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 8, 2002

         The undersigned having received the Annual Report to the Stockholders and the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement dated April 8, 2002, hereby appoints Cody S. McGarraugh, and Robert L. Burrus, Jr. (each with power to act alone and with power of substitution) as proxies and hereby authorizes them to represent and vote, as directed below, all the shares of common stock of Concepts Direct, Inc. (the "Company"), held of record by the undersigned on March 26, 2002, at the annual meeting of stockholders to be held on May 8, 2002, and any adjournments thereof.

1.        Election of  Directors:  Nominees are Virginia B.  Bayless,  Robert L.
          Burrus,  Jr., Kenneth M. Gassman,  Jr., Marshall S. Geller and Phillip
          A. Wiland.

         [   ] FOR all nominees              [   ]    WITHHOLD AUTHORITY to vote
         (except do not vote for the                  for all nominees
         nominee(s) whose name(s) I
         have written below)

------------------------------------------------------------------------------

2.        Ratification   of  the  appointment  of  Ernst  &  Young  LLP  as  the
          independent public accountants for the Company for the fiscal year ending December 31, 2002.

         [   ]  FOR                 [   ]  AGAINST            [   ]  ABSTAIN

3. IN THEIR DISCRETION the proxies are authorized to vote such other business as may properly come before the meeting and any adjournments thereof.

This proxy, when properly executed, will be voted as directed. Where no direction is given, this proxy will be voted FOR all nominees as director listed above and FOR Proposal 2.

         Any proxy or proxies previously given for the meeting are revoked.




                                      Please sign your names(s) exactly as shown
                                      below. If signer is a corporation,  please
                                      sign  the  full  corporate  name  by  duly
                                      authorized   officer.   If  an   attorney,
                                      guardian,



                                      administrator,   executor,   or   trustee,
                                      please give full title as such. If a partnership, please sign in partnership name by authorized person.

                                      Dated:______________________________, 2002


                                      ------------------------------------------

                                      ------------------------------------------

                                      Please  complete,  date,  sign, and return
                                      this  proxy   promptly  in  the   enclosed
                                      envelope.